Exhibit 99.1

News Release

Date: November 5, 2015

American Homes 4 Rent Reports Third Quarter 2015 Financial and Operating Results
AGOURA HILLS, California—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high quality single-family homes for rent, today announced its financial and operating results for the quarter ended September 30, 2015.
Highlights

•
Core Funds from Operations attributable to common share and unit holders (“Core FFO attributable to common share and unit holders”) (as defined) for the third quarter of 2015 was $49.3 million, or $0.19 per FFO share and unit, which represents a 28.3% increase, compared to $38.5 million, or $0.15 per FFO share and unit, for the same period in 2014.

•	Core Net Operating Income from Same-Home properties increased 10.7% and 7.1% year over year for the three and nine months ended September 30, 2015, respectively.

•
Maintained solid leasing performance with total and stabilized portfolio leasing percentages of 92.8% and 95.4%, respectively, as of September 30, 2015, which was supported by a strong tenant renewal rate of 74.4% for the third quarter of 2015.

•
Net Operating Income from initially leased properties (“Initially Leased Property NOI”) for the quarter ended September 30, 2015, was $87.2 million, a 46.6% increase from $59.4 million for the quarter ended September 30, 2014.

•	Total portfolio increased by 886 homes to 38,377 as of September 30, 2015, from 37,491 as of June 30, 2015.

•
Completed securitization transaction in September 2015, which raised gross proceeds of $477.7 million, with a duration-adjusted weighted average coupon rate of 4.36% for a 30 year term, with an anticipated repayment date of 10 years.

•	Authorized share repurchase program to repurchase up to $300.0 million of our outstanding Class A common shares.

•	Repurchased 3.4 million of our outstanding Class A common shares for a total price of $53.7 million.

“The Company’s continued focus on its strategic and operating initiatives has resulted in sequential quarter growth in Core FFO of 8.9%,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “We achieved another quarter of strong leasing performance, with stabilized leased percentage at 95.4%, and captured a further acceleration in year over year Same-Home quarterly Core NOI growth to 10.7%. We remain confident in our ability to maximize operating performance as we continue to stabilize our portfolio and execute our strategy to drive value for our shareholders.”
Third Quarter 2015 Financial Results
Total revenues increased 56.4% to $172.6 million for the third quarter of 2015 from $110.4 million for the third quarter of 2014. Revenue growth was primarily driven by continued strong leasing activity, as our average leased portfolio grew to 35,260 homes for the third quarter of 2015, compared to 24,763 homes for the third quarter of 2014.
Core Net Operating Income from Same-Home properties increased 10.7% to $49.6 million for the third quarter of 2015, compared to $44.8 million for the third quarter of 2014. This increase was primarily due to higher average occupancy levels, rental rate growth and a reduction in property operating expenses.
Initially Leased Property NOI increased 46.6% to $87.2 million for the third quarter of 2015, compared to $59.4 million for the third quarter of 2014. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties.
Core FFO attributable to common share and unit holders was $49.3 million, or $0.19 per FFO share and unit, for the third quarter of 2015, compared to $38.5 million, or $0.15 per FFO share and unit, for the third quarter of 2014.
Net loss totaled $19.9 million for the third quarter of 2015, compared to a net loss of $12.8 million for the third quarter of 2014.

Exhibit 99.1

Year-to-Date 2015 Financial Results
Total revenues increased 62.4% to $458.0 million for the nine-month period ended September 30, 2015, from $282.0 million for the nine-month period ended September 30, 2014. Revenue growth was primarily driven by continued strong leasing activity, as our average leased portfolio grew to 32,488 homes for the nine-month period ended September 30, 2015, compared to 21,880 homes for the nine-month period ended September 30, 2014.
Core Net Operating Income from Same-Home properties increased 7.1% to $96.7 million for the nine-month period ended September 30, 2015, compared to $90.3 million for the nine-month period ended September 30, 2014. This increase was primarily due to higher average occupancy levels and rental rate growth, partially offset by an increase in property operating expenses, which was driven by higher property taxes.
Initially Leased Property NOI increased 51.3% to $247.8 million for the nine-month period ended September 30, 2015, compared to $163.8 million for the nine-month period ended September 30, 2014. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties.
Core FFO attributable to common share and unit holders was $136.5 million, or $0.51 per FFO share and unit, for the nine-month period ended September 30, 2015, compared to $101.8 million, or $0.42 per FFO share and unit, for the nine-month period ended September 30, 2014.
Net loss totaled $36.6 million for the nine-month period ended September 30, 2015, compared to a net loss of $23.1 million for the nine-month period ended September 30, 2014.
Initially Leased Property NOI, FFO attributable to common share and unit holders and Core FFO attributable to common share and unit holders are supplemental non-GAAP financial measures. Reconciliations to GAAP measures are provided in a schedule accompanying this press release.
Portfolio
As of September 30, 2015, the Company had 35,617 leased properties, an increase of 714 properties from June 30, 2015. As of September 30, 2015, the leased percentage on stabilized properties was 95.4%, compared to 95.8% as of June 30, 2015.
Investments
During the third quarter of 2015, the Company’s total portfolio grew by 886 homes to 38,377 homes as of September 30, 2015, compared to 37,491 homes as of June 30, 2015.
Capital Activities and Balance Sheet
In September 2015, the Company raised $477.7 million in gross proceeds through the issuance and sale of single-family rental pass-through certificates that represent beneficial ownership interests in a loan secured by 4,125 homes transferred to an affiliate from the Company's portfolio of single-family properties. The offering had a duration-adjusted weighted coupon rate of 4.36% for a 30 year term, with an anticipated repayment date after 10 years.
In September 2015, the Company announced a share repurchase program authorizing us to repurchase up to $300.0 million of our outstanding Class A common shares from time to time in the open market or in privately negotiated transactions. All repurchased shares are constructively retired and returned to an authorized and unissued status. During the third quarter of 2015, we repurchased 3.4 million of our outstanding Class A common shares for a total price of $53.7 million.
As of September 30, 2015, the Company had total outstanding debt of $2.6 billion with a weighted-average interest rate of 3.85% and a weighted-average term to maturity of 16.2 years. The Company’s $800.0 million credit facility, which bears interest at LIBOR plus 275 basis points, had no outstanding balance at the end of the quarter.

Exhibit 99.1

Additional Information
A copy of the Company’s Third Quarter 2015 Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, November 6, 2015, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended September 30, 2015, and to provide an update on its business. The domestic dial-in number is (877) 705-6003 (for U.S. and Canada) and the international dial-in number is (201) 493-6725 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, November 20, 2015, by calling (877) 870-5176 (U.S. and Canada) or (858) 384-5517 (international), replay passcode number 13623526#, or by using the link at www.americanhomes4rent.com, under “For Investors.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of September 30, 2015, we owned 38,377 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that we have a continuing significant opportunity to acquire quality single-family homes and to experience high tenant retention and rental rate increases. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company's management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company’s subsequent filings with the SEC.
Non-GAAP Financial Measures
This press release and the Third Quarter 2015 Supplemental Information Package include FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders and Initially Leased Property NOI, which are non-GAAP financial measures. We believe these measures are helpful in understanding our financial performance and are widely used in the REIT industry. Because other REITs may not compute these financial measures in the same manner, they may not be comparable among REITs. In addition, these metrics are not substitutes for net income / (loss) or net cash flows from operating activities, as defined by GAAP, as measures of our liquidity, operating performance or ability to pay dividends. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in the Third Quarter 2015 Supplemental Information Package.

Exhibit 99.1

American Homes 4 Rent
Consolidated Balance Sheets
(Amounts in thousands, except share data)

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets
Single-family properties:
Land	$1,218,547	$1,104,409
Buildings and improvements	5,401,857	4,808,706
Single-family properties held for sale	6,472	3,818
	6,626,876	5,916,933
Less: accumulated depreciation	(359,412)	(206,262)
Single-family properties, net	6,267,464	5,710,671
Cash and cash equivalents	238,417	108,787
Restricted cash	106,973	77,198
Rent and other receivables, net	17,527	11,009
Escrow deposits, prepaid expenses and other assets	118,444	118,783
Deferred costs and other intangibles, net	70,670	54,582
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,655	120,655
Total assets	$6,965,816	$6,227,351

Liabilities
Credit facility	$—	$207,000
Asset-backed securitizations	2,536,192	1,519,390
Secured note payable	50,980	51,644
Accounts payable and accrued expenses	234,651	149,706
Contingently convertible Series E units liability	68,601	72,057
Preferred shares derivative liability	60,260	57,960
Total liabilities	2,950,684	2,057,757

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares, $0.01 par value per share, 450,000,000 shares authorized, 207,460,466 and 210,838,831 shares issued and outstanding at September 30, 2015, and December 31, 2014, respectively	2,074	2,108
Class B common shares, $0.01 par value per share, 50,000,000 shares authorized, 635,075 shares issued and outstanding at September 30, 2015, and December 31, 2014	6	6
Preferred shares, $0.01 par value per share, 100,000,000 shares authorized, 17,060,000 shares issued and outstanding at September 30, 2015, and December 31, 2014	171	171
Additional paid-in capital	3,566,892	3,618,207
Accumulated deficit	(265,988)	(170,162)
Accumulated other comprehensive loss	(148)	(229)
Total shareholders’ equity	3,303,007	3,450,101

Noncontrolling interest	712,125	719,493
Total equity	4,015,132	4,169,594

Total liabilities and equity	$6,965,816	$6,227,351

Exhibit 99.1

American Homes 4 Rent
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Rents from single-family properties	$148,815	$104,210	$407,313	$266,842
Fees from single-family properties	2,146	1,529	5,681	4,776
Tenant charge-backs	19,881	4,282	40,215	9,310
Other	1,771	372	4,780	1,047
Total revenues	172,613	110,393	457,989	281,975

Expenses:
Property operating expenses
Leased single-family properties	83,682	50,583	205,435	117,148
Vacant single-family properties and other	2,522	3,885	12,950	18,770
General and administrative expense	6,090	5,291	18,497	16,068
Interest expense	23,866	5,112	61,539	10,502
Noncash share-based compensation expense	913	751	2,343	1,895
Acquisition fees and costs expensed	4,153	14,550	14,297	15,921
Depreciation and amortization	67,800	44,855	180,685	118,311
Total expenses	189,026	125,027	495,746	298,615

Remeasurement of Series E units	(525)	3,588	3,456	(4,112)
Remeasurement of preferred shares	(3,000)	(1,750)	(2,300)	(2,348)

Net loss	(19,938)	(12,796)	(36,601)	(23,100)

Noncontrolling interest	3,109	3,382	10,795	11,214
Dividends on preferred shares	5,569	5,569	16,707	13,359

Net loss attributable to common shareholders	$(28,616)	$(21,747)	$(64,103)	$(47,673)

Weighted-average shares outstanding—basic and diluted	211,414,368	202,547,677	211,460,840	191,251,638

Net loss attributable to common shareholders per share- basic and diluted	$(0.14)	$(0.11)	$(0.30)	$(0.25)

Exhibit 99.1

Non-GAAP Financial Measures
FFO and Core FFO attributable to common share and unit holders
The following is a reconciliation of net loss attributable to common shareholders to FFO attributable to common share and unit holders and Core FFO attributable to common share and unit holders for the three and nine months ended September 30, 2015 and 2014 (amounts in thousands, except share and per share data):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss attributable to common shareholders	$(28,616)	$(21,747)	$(64,103)	$(47,673)
Adjustments:
Noncontrolling interests in the Operating Partnership	3,123	3,583	10,853	11,438
Depreciation and amortization of real estate assets	66,218	43,153	174,288	113,773
FFO attributable to common share and unit holders	$40,725	$24,989	$121,038	$77,538
Adjustments:
Acquisition fees and costs expensed	4,153	14,550	14,297	15,921
Noncash share-based compensation expense	913	751	2,343	1,895
Remeasurement of Series E units	525	(3,588)	(3,456)	4,112
Remeasurement of preferred shares	3,000	1,750	2,300	2,348
Core FFO attributable to common share and unit holders	$49,316	$38,452	$136,522	$101,814
Weighted-average number of FFO shares and units (1)	265,691,012	256,170,943	265,737,484	244,874,904
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.15	$0.10	$0.46	$0.32
Core FFO attributable to common share and unit holders	$0.19	$0.15	$0.51	$0.42

(1)
Includes weighted-average common shares outstanding and assumes full conversion of all Operating Partnership units outstanding, including Class A units, which totaled 14,440,670 at September 30, 2015, and 13,787,292 at September 30, 2014, as well as 31,085,974 Series C units, 4,375,000 Series D units and 4,375,000 Series E units at September 30, 2015 and 2014.

FFO attributable to common share and unit holders is a non-GAAP measure that we calculate in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.
Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense and (3) noncash fair value adjustments associated with remeasuring our Series E units liability and preferred shares derivative liability to fair value.
We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many analysts in evaluating our Company. We believe that FFO attributable to common share and unit holders is a helpful measure of a REIT’s performance since this metric excludes depreciation, which is included in computing net income and assumes that the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation.

Exhibit 99.1

We also believe that Core FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, are helpful to investors as supplemental measures of the operating performance of our Company as they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.
FFO attributable to common share and unit holders and Core FFO attributable to common share and unit holders are not a substitute for net cash flows from operating activities or net income / (loss) per share, as determined in accordance with GAAP, as a measure of our liquidity, operating performance or ability to pay dividends. These measures also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.
Reconciliation of Initially Leased Property NOI to Net Loss
Initially Leased Property NOI is a supplemental non-GAAP financial measure that we define as rents and fees from single-family properties and tenant charge-backs, less property operating expenses for initially leased single-family properties. Initially Leased Property NOI excludes remeasurement of preferred shares, remeasurement of Series E units, depreciation and amortization, acquisition fees and costs expensed, noncash share-based compensation expense, interest expense, general and administrative expense, property operating expenses for vacant single-family properties and other, and other revenues.
We consider Initially Leased Property NOI to be a meaningful financial measure because we believe it is helpful to investors in understanding the operating performance of our initially leased single-family properties. It should be considered only as a supplement to net income / (loss) as a measure of our performance. Initially Leased Property NOI should not be used as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions. Initially Leased Property NOI also should not be used as a substitute for net income / (loss) or net cash flows from operating activities (as computed in accordance with GAAP).
The following is a reconciliation of net loss, determined in accordance with GAAP, to Initially Leased Property NOI for the three and nine months ended September 30, 2015 and 2014 (amounts in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss	$(19,938)	$(12,796)	$(36,601)	$(23,100)
Remeasurement of preferred shares	3,000	1,750	2,300	2,348
Remeasurement of Series E units	525	(3,588)	(3,456)	4,112
Depreciation and amortization	67,800	44,855	180,685	118,311
Acquisition fees and costs expensed	4,153	14,550	14,297	15,921
Noncash share-based compensation expense	913	751	2,343	1,895
Interest expense	23,866	5,112	61,539	10,502
General and administrative expense	6,090	5,291	18,497	16,068
Property operating expenses for vacant single-family properties and other	2,522	3,885	12,950	18,770
Other revenues	(1,771)	(372)	(4,780)	(1,047)
Initially Leased Property NOI	$87,160	$59,438	$247,774	$163,780

Contact:
American Homes 4 Rent
Investor Relations
Phone: (855) 794-2447
Email: investors@ah4r.com